UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2016

C&J Energy Services Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	000-55404	98-1188116
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House, 2nd floor

4 Par-la-Ville Rd

Hamilton HM08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 279-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Amendment to Tax Matters Agreement

As previously disclosed, on March 24, 2015, in connection with the business combination (the “Merger”) of C&J Energy Services, Inc., a Delaware corporation (“Legacy C&J”), and the completion and production services business (the “Business”) of Nabors Industries Ltd., a Bermuda exempted company (“Nabors”), Legacy C&J and Nabors entered into a tax matters agreement (the “Tax Matters Agreement”), which governs Nabors’ and Legacy C&J’s respective rights, responsibilities and obligations with respect to taxes related to the Business (including responsibility for pre-Merger taxes and limitations on the ability of the Company (as defined below) to take certain actions after the Merger).

Pursuant to the Mediated Settlement Agreement, dated December 12, 2016, by and among the Bankruptcy Estate of the Debtors, the Official Committee of Unsecured Creditors of CJ Holding Co., the Steering Committee of Secured Lenders under the Prepetition Secured Debt Facility and the DIP Facility, and Nabors Corporate Services, Inc. (acting on behalf of itself and as agent for Nabors and its affiliates and subsidiaries, other than the Debtors (as defined below)) (the “Settlement Agreement”), the Company and Nabors agreed to make certain amendments to the Tax Matters Agreement, and agreed that the Company would assume the Tax Matters Agreement (and Nabors would not contest such assumption or seek payment of any additional cure amounts), as amended, in connection with the Plan (as defined below).

On December 16, 2016, the Company and Nabors entered into Amendment No. 1 to the Tax Matters Agreement (the “Amendment”), reflecting the amendments contemplated by the Settlement Agreement. Pursuant to the Amendment, the Company and Nabors have agreed that:

•	The Company will bear responsibility for 75% of certain taxes for which it otherwise would have been entitled to reimbursement by Nabors, until such time as the amount of such taxes paid by the Company (subject to certain adjustments) equals $11,500,000 (the “Tax Cap”), and thereafter, Nabors will pay 100% of such taxes;

•	The Company will (a) retain 100% of the refunds of taxes paid by Nabors that the Company received prior to December 12, 2016 (except as described in the next bullet) and that the Company otherwise would have been required to pay to Nabors, (b) be entitled to retain 75% of any refunds of taxes paid by Nabors that have been accrued on the Company’s books and records as of December 12, 2016 and that the Company otherwise would have been required to pay to Nabors, and (c) be entitled to retain 75% of any other refunds of taxes paid by Nabors prior to December 12, 2016 that the Company receives after December 12, 2016 but before it has paid an amount of taxes (as described in the previous bullet) equal to the Tax Cap;

•	on the 14th day following the Effective Date (as defined below), the Company will make a one-time payment to Nabors of $300,000 on account of the refunds described in clause (a) of the previous bullet; and

•	the restructuring transactions contemplated by the Plan will not be subject to the restrictions in the Tax Matters Agreement on the Company’s ability to take certain actions after the Merger.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of such amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.03	Bankruptcy or Receivership.

As previously disclosed, on July 20, 2016, C&J Energy Services Ltd. (“C&J” or the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases (the “Chapter 11 Cases”) are being jointly administered under the case styled In re CJ Holding Co., et al., Case No. 16-33590 (DRJ).

On December 16, 2016, the Bankruptcy Court entered the Order Confirming the Second Amended Joint Plan of Reorganization (as Modified) of CJ Holding Company, et al., Pursuant to Chapter 11 of the Bankruptcy Code (the “Confirmation Order”), which approved and confirmed the Second Amended Joint Plan of Reorganization (as Modified) of CJ Holding Company, et al. (the “Plan”).

The effective date of the Plan (the “Effective Date”) will occur after all conditions precedent to the Plan have been satisfied or waived pursuant to the terms of the Plan. Although the Debtors currently anticipate that all such conditions precedent will be satisfied in early January 2016, the Debtors can make no assurances as to when, or ultimately if, the Plan will become effective.

The following is a summary of the material terms of the Plan. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan and the Confirmation Order, which are attached hereto as Exhibits 2.1 and 99.1, respectively, and incorporated by reference herein.

The Plan of Reorganization and Treatment of Claims and Interests

The Plan contemplates a restructuring of the Debtors through (i) the conversion of approximately $1.4 billion in outstanding obligations under the Debtors’ prepetition credit agreement into equity, (ii) a $200 million new money investment funded pursuant to a Rights Offering (as defined below) backstopped by the Backstop Parties (as defined below), (iii) the issuance of warrants to acquire stock in the Company, and (iv) the entry into a $100 million revolving exit facility.

The Plan contemplates, among other things, the following treatment of claims against and interests in the Debtors:

•	The Company will issue approximately 54.7 million shares of common stock (the “New Common Stock”), including shares subscribed for pursuant to the Rights Offering and the Backstop Commitment Agreement (as defined below), to the holders of allowed secured lender claims and/or the Backstop Parties, and will issue additional shares of New Common Stock to satisfy payment of the put option premium pursuant to the Backstop Commitment Agreement.

•	The holders of unsecured convenience class claims will receive up to $2.5 million in cash (the “Convenience Class Recovery Pool”).

•	The holders of general unsecured claims will receive (x) warrants to purchase up to 4% of the New Common Stock, on a fully diluted basis, at a strike price of $1.55 billion, subject to any applicable antidilution adjustments, issued to the Unsecured Claims Representative in accordance with the Plan and (y) $30.5 million in cash, plus any unused portion of the Convenience Class Recovery Pool.

•	The holders of interests in C&J will receive warrants to purchase up to 2% of the New Common Stock, on a fully diluted basis, at a strike price of $1.55 billion, subject to any applicable antidilution adjustments.

In addition, the Plan incorporates an integrated compromise and settlement of claims to achieve a beneficial and efficient resolution of the Chapter 11 Cases. The settlement, distributions, and other benefits provided under the Plan, including the releases and exculpation provisions included therein, are in full satisfaction of all claims and causes of action that could be asserted. Additional information regarding the classification and treatment of claims and interests can be found in Article III of the Plan.

Capital Structure

Under the Plan, the Company’s new Certificate of Incorporation (the “New Charter”) and new Bylaws will become effective on the Effective Date. As of September 30, 2016 there were 119,581,014 shares of the Company’s common stock outstanding, all of which will be cancelled pursuant to the Plan. The New Charter will authorize the Company to issue shares of the New Common Stock, all of which shall be distributed to holders of allowed secured lender claims in accordance with the Plan on the Effective Date, subject to dilution on account of an incentive-based compensation plan for the Debtor’s employees, the Rights Offering, the Backstop Commitment Agreement, the put option premium, and the new warrants, as applicable.

Rights Offering and Backstop Commitment Agreement

In addition, as previously disclosed, on November 15, 2016, the Company commenced an offering of subscription rights (the “Rights Offering”) to eligible holders of allowed secured lender claims to purchase up to $200 million of shares of New Common Stock in the aggregate at a price per share of $13.58. As previously disclosed, on December 6, 2016, the Company entered into a backstop commitment agreement (the “Backstop Commitment Agreement”) with certain holders of secured lender claims (the “Backstop Parties”), pursuant to which the Backstop Parties agreed, subject to the terms and conditions in the Backstop Commitment Agreement, to backstop the full amount of the Rights Offering. Participants in the Rights Offering subscribed for shares of New Common Stock, which will be issued on the Effective Date pursuant to the Plan. In addition, in accordance with the Confirmation Order and pursuant to the Plan and the Backstop Commitment Agreement, shares of New Common Stock that were unsubscribed in the Rights Offering, along with shares of New Common Stock representing a put option premium equal to 5% of the $200 million committed amount, will be issued to the Backstop Parties on the Effective Date.

Registration Rights Agreement

On the Effective Date, the Company will enter into a registration rights agreement in the form filed with the Bankruptcy Court as part of the Plan Supplement (as defined in the Plan), pursuant to which certain shareholders will receive certain customary registration rights with respect to their shares of New Common Stock.

Warrant Agreement

On the Effective Date, the Company will enter into a warrant agreement in the form filed with the Bankruptcy Court as part of the Plan Supplement, pursuant to which the Company will issue net-share settled warrants to purchase up to (x) 4% of the New Common Stock, on a fully diluted basis, to the unsecured claims representative for the benefit of the holders of general unsecured claims and (y) 2% of the New Common Stock, on a fully diluted basis, to the holders of interests in C&J, in each case at a strike price of $1.55 billion, subject to any applicable antidilution adjustments.

Reorganization Into Delaware Corporation On or Prior to Effective Date

In accordance with the Confirmation Order and pursuant to the Plan, the Company will reorganize from being a Bermuda company to a Delaware corporation and all of the outstanding equity interests in the reorganized Company immediately prior to such reorganization will be cancelled in exchange for new interests in the Company in its form as a Delaware corporation. The Company in its form as a Delaware corporation will be considered as a successor to the Company in its previous form as a Bermuda company. This reorganization is expected to occur on the Effective Date.

Post-Emergence Governance

On the Effective Date, the term of any current members of the board of directors of the Company (the “Board”) will expire, and a new board of directors of the Company (the “New Board”) will take office. The New Board will consist of Donald Gawick (the Company’s Chief Executive Officer), Stuart Brightman, John Kennedy, Steven Mueller, Patrick Murray, Michael Roemer and Michael Zawadzki.

On the Effective Date, the senior executive officers of the Company will consist of:

Donald Gawick	President & Chief Executive Officer

Everett “Mike” Hobbs	Chief Operating Officer

Mark Cashiola	Chief Financial Officer and Chief Accounting Officer

Danielle Hunter	Executive Vice President, General Counsel, and Chief Risk and Compliance Officer; Corporate Secretary

Patrick Bixenman	Chief Administrative Officer and President of Research and Technology

Nicholas Petronio	President of Well Services

Timothy Wallace	President of Completion Services

Edward Keppler	President of Corporate Operational Development

Stockholders Agreement

On the Effective Date, the Company will enter into a stockholders agreement in the form filed with the Bankruptcy Court as part of the Plan Supplement, which, among other things, will provide certain Backstop Parties with the right to designate for nomination directors to the New Board, which right will continue following emergence until the earlier of (i) the registration of the New Common Stock pursuant to Section 12(b) of the Exchange Act in connection with the New Common Stock being listed on NASDAQ, the NYSE or the NYSE MKT or (ii) their ownership of New Common Stock falling below certain levels.

Management Incentive Plan

On or after the Effective Date, the Company will implement a new management incentive plan, pursuant to which equity awards of up to 10% of the total outstanding New Common Stock, on a fully diluted basis, may be issued to management and employees of the reorganized Debtors on or after the Effective Date, solely at the discretion of the New Board and on terms to be determined by the New Board.

Releases

The Plan provides certain release provisions that include releases for the benefit of the Debtors, certain of the claimholders and all of the foregoing parties’ and their affiliates’ current and former equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and their current and former officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such, as further set forth in Article VIII of the Plan.

Exculpation

The Plan provides certain exculpation provisions, which include a full exculpation from liability in favor of the Debtors, certain of the claimholders and all of the foregoing parties’ respective current and former affiliates, officers, directors, managers, principals, members, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such, from various claims and causes of action, as further set forth in Article VIII of the Plan.

Certain Information Regarding Assets and Liabilities of the Company

Information regarding the assets and liabilities of the Company as of the most recent practicable date is hereby incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the United States Securities and Exchange Commission (the “SEC”) on February 29, 2016 and the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2016, filed with the SEC on November 7, 2016.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On December 16, 2016, Mr. H. H. “Tripp” Wommack, III, a member of the Board, resigned from the Board. Mr. Wommack’s decision to resign from the Board was not as a result of any disagreement with the Company or the Board.

Under the Company’s Bye-laws, the Board may appoint any person as a director to fill the vacancy on the Board as a result of Mr. Wommack’s resignation, subject to the approval of the Nominating and Governance Committee of the Board. As of December 16, 2016, the Board has not yet identified a nominee to serve on the Board as Mr. Wommack’s successor. The Board may not seek to appoint such successor director since the terms of the current members of the Board will expire on the Effective Date.

Item 9.01	Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit

2.1	Second Amended Joint Plan of Reorganization (as Modified) of CJ Holding Company, et al., Pursuant to Chapter 11 of the Bankruptcy Code, dated December 15, 2016.

10.1	Amendment No. 1 to the Tax Matters Agreement, dated as of December 16, 2016, by and between Nabors Industries Ltd. and C&J Energy Services Ltd.

99.1	Order Confirming the Second Amended Joint Plan of Reorganization (as Modified) of CJ Holding Company, et al., Pursuant to Chapter 11 of the Bankruptcy Code, as entered by the Bankruptcy Court on December 16, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

C&J ENERGY SERVICES LTD.
(Registrant)

Date: December 21, 2016	By:	/s/ Danielle Hunter
	Name:	Danielle Hunter
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Second Amended Joint Plan of Reorganization (as Modified) of CJ Holding Company, et al., Pursuant to Chapter 11 of the Bankruptcy Code, dated December 15, 2016.

10.1	Amendment No. 1 to the Tax Matters Agreement, dated as of December 16, 2016, by and between Nabors Industries Ltd. and C&J Energy Services Ltd.

99.1	Order Confirming the Second Amended Joint Plan of Reorganization (as Modified) of CJ Holding Company, et al., Pursuant to Chapter 11 of the Bankruptcy Code, as entered by the Bankruptcy Court on December 16, 2016.